POWER OF ATTORNEY
LIMITED POWER OF ATTORNEY FOR SECTION 16(a) REPORTING
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby make, constitute and appoint Kerry T. Smith as the undersigned’s true and lawful attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned’s name, place and stead, in any and all capacities to:
1. prepare, execute, deliver and file with the United States Securities and Exchange Commission, any national securities exchange and OCZ Technology Group, Inc. (the “Company”) any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form ID, 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Change in Beneficial Ownership of Securities), and Form 5 (Annual Statement of Changes in Beneficial Ownership); and
2. seek or obtain, as the undersigned representative and on the undersigned’s behalf, information on transactions in the Company’s equity securities from any third party, including the Company, brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such thirty party to release any such information to the Attorney-in-Fact.
The undersigned acknowledge that:
1. this Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact orally, in writing or electronically without independent verification of such information;
2. any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
3. neither the Company nor the Attorney-in-Fact assumes any liability or the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
4. this Limited Power of Attorney does not relief the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

The undersigned hereby grant to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, ad fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.
The undersigned jointly and severally agree to indemnify and hold harmless the Company and the Attorney-in-Fact against any and all losses, claims, damages or liabilities (or actions in these respects) (collectively, “Claims”) that arise out of or are based upon any untrue statement or omission of necessary facts in the information on transactions in the Company’s equity securities provide to the Attorney-in-Fact pursuant to this Limited Power of Attorney and to reimburse the Company and the Attorney-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any and all such Claims.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.
This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
IN WITNESS WHEREOF, the undersigned have caused this Limited Power of Attorney to be executed as of January 6, 2010.

The Arthur P. Armagast Trust

/s/ Arthur Armagast Arthur Armagast	By:	/s/ Arthur Armagast Arthur Armagast

Pearl Investment LLC	The Christina Armagast Trust

/s/ Arthur Armagast	/s/ Christina Armagast

Arthur Armagast	Christina Armagast